Exhibit 99.1

Investor Contact:	Dean Ridlon, dean_ridlon@avid.com , 978-640-5309
Media Contact:	Lisa Pistacchio, lisa_pistacchio@avid.com , 650-930-3083

FOR IMMEDIATE RELEASE

Avid Reports First Quarter 2008 Results

TEWKSBURY, Mass. – April 24, 2008 – Avid Technology, Inc. (Nasdaq: AVID) today reported revenue of $198.3 million for the three-month period ended March 31, 2008, compared to $218.9 million for the same period in 2007. GAAP net loss for the quarter was $21.1 million, or $.54 per share, compared to GAAP net income of $20,000, or $.00 per diluted share, in the first quarter of 2007.

GAAP net income in the first quarter of 2008 includes $9.4 million of amortization, stock-based compensation, restructuring costs and related tax adjustments. Excluding these items, non-GAAP loss per share was $.30. For the first quarter of 2007, GAAP net income included $10.6 million of charges, including amortization, stock-based compensation, restructuring and related tax adjustments. Excluding these items, non-GAAP earnings per diluted share were $.25 in the first quarter of 2007.

At March 31, 2008, the company’s cash balance totaled $150.4 million, down $74.0 million since the end of 2007.  During the first quarter of 2008, the company used $93.2 million in cash to re-purchase 4.3 million shares of common stock under the previously-announced share buyback program.

“Our first quarter results were in line with our expectations and we expect to see improvement in our bottom line as the year progresses,” said Gary Greenfield, Avid’s chairman and chief executive officer. “We are continuing to make progress on a number of initiatives designed to provide the basis for improved profitability and growth.  In addition, the development of Avid’s long-term strategy is proceeding well and we expect to discuss the plan during our second quarter results conference call.”

Recent Highlights

Recent highlights include:

•

The appointment of Kirk Arnold as executive vice president and general manager of the professional video business unit. Ms. Arnold, most recently chief executive officer at consulting firm Keane, Inc., has more than 25 years of experience in the technology industry, including leadership roles at Computer Sciences Corporation and IBM.

•

Exceptionally strong recognition of Avid customers at the 80th annual Academy Awards® ceremony, where all of the winning and nominated films in the categories of Best Motion Picture, Directing, Film Editing, Sound Editing, Sound Mixing, Visual Effects, Documentary Feature and Original Score employed workflows that included multiple systems from the various Avid brands.

•

Pinnacle Studio™ Ultimate version 11 winning PC Magazine's prestigious Editors’ Choice Award for consumer video editing software, bringing the number of consumer and retail awards received by the Pinnacle Studio product line to 36 since its May 2007 release.

•

Further strengthening of the Avid management team, with the addition of Beth Martinko, formerly of WaveLight, Inc., as vice president of customer success and Ed Raine, formerly of EMC Corporation, as vice president of human resources.

•

The launch of Avid’s New Thinking campaign in the professional video business unit, which includes expanded on-line customer support capabilities, a streamlined and value-priced editing line, special academic pricing for students and a new community website.

•	Recognition of the Digidesign ICON integrated audio console by the Cinema Audio Society as the winner of the Technical Achievement Award in the post production category.
•	The appointment of Louis Hernandez, Jr., chairman and chief executive officer of Open Solutions Inc., to Avid’s board of directors.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission.  This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  The reconciliation for net income and diluted earnings per share for the three-month periods ended March 31, 2008 and 2007 are in the tables attached to this press release.

The company uses non-GAAP financial measures internally to manage its business, for example, in establishing its annual operating budget, in assessing segment operating performance and for measuring performance under employee incentive compensation plans. Non-GAAP financial measures are used by management in its operating and financial decision-making because management believes these measures reflect the company’s ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the company’s current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the company’s use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect the company’s operations. The company’s management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s first quarter 2008 financial results will be held today, April 24, 2008, at 5:00 p.m. EDT. The call will be open to the public and can be accessed by dialing (719) 457-2617 and referencing confirmation code 3538405. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investor Relations page under the About Us menu at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation

Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to meet customer needs, market acceptance of Avid’s existing and new products, Avid’s ability to recognize revenue in a timely manner, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimate only as of today and should not be relied upon as representing the company’s estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid Technology, Inc.

Avid is a worldwide leader in tools for film, video, audio, 3D animation, gaming and broadcast professionals – as well as for home audio and video enthusiasts. Avid professional and consumer brands include Avid®, Digidesign®, M-Audio®, Pinnacle Systems®, Sibelius®, Softimage® and Sundance Digital®. The vast majority of primetime television shows, feature films, commercials and chart-topping music hits are made using one or more Avid products. Whether used by seasoned professionals or beginning students, Avid’s products and services enable customers to work more efficiently, productively and creatively. Avid received an Oscar® statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid Film Composer® system for motion picture editing. For more information about the company’s Oscar, Grammy® and Emmy® award-winning products and services, visit www.avid.com.

#  #  #

© 2008  Avid Technology, Inc. All rights reserved.  Avid, Digidesign, Film Composer, M-Audio, Pinnacle Studio, Pinnacle Systems, Sibelius, Softimage, and Sundance Digital are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Emmy is a registered trademark of ATAS/NATAS. Academy Awards and Oscar are trademarks and service marks of the Academy of Motion Picture Arts and Sciences.  Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc.  All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited - in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Net revenues:
Products	$168,176	$192,443
Services	30,090	26,455
Total net revenues	198,266	218,898

Cost of revenues:
Products	85,073	92,712
Services	17,387	15,979
Amortization of intangible assets	3,254	4,472
Total cost of revenues	105,714	113,163

Gross profit	92,552	105,735

Operating expenses:
Research and development	38,510	37,742
Marketing and selling	50,327	51,694
General and administrative	21,943	17,852
Amortization of intangible assets	3,387	3,432
Restructuring costs, net	1,063	258
Total operating expenses	115,230	110,978

Operating loss	(22,678)	(5,243)
Interest and other income (expense), net	1,481	1,895
Loss before income taxes	(21,197)	(3,348)

Benefit from income taxes, net	(49)	(3,368)

Net income (loss)	$(21,148)	$20

Net income (loss) per common share – basic	$(0.54)	$0.00

Net income (loss) per common share – diluted	$(0.54)	$0.00

Weighted-average common shares outstanding – basic	39,362	41,154

Weighted-average common shares outstanding – diluted	39,362	41,763

AVID TECHNOLOGY, INC.

(unaudited - in thousands, except per share data)

Change in Financial Presentation

Historically, the Company has allocated to each of its three business units a percentage of certain corporate operating expenses, such as finance, human resources, legal and some information technology. Beginning this quarter, the Company is reporting a contribution margin for each business unit that excludes these corporate infrastructure costs and operating expenses to provide a clear view on the operating performance of each business unit. The Company is also presenting its 2007 comparative results using this methodology.

Summary of the Company’s revenues and contribution margin by reportable segment and a reconciliation of segment contribution margin to consolidated operating loss:

	Three Months Ended March 31,
	2008	2007
Revenues:
Professional Video	$94,250	$121,671
Audio	73,239	78,923
Consumer Video	30,777	27,304
Total revenues	$198,266	$218,898

Contribution Margin:
Professional Video	$(1,320)	$11,384
Audio	10,870	13,070
Consumer Video	509	766
Segment contribution margin	10,059	25,220

Less unallocated costs and expenses:
Common costs and operating expenses	(22,888)	(18,749)
Amortization of acquisition-related intangible assets	(6,641)	(7,904)
Stock-based compensation	(2,145)	(3,552)
Restructuring costs, net	(1,063)	(258)
Consolidated operating loss	$(22,678)	$(5,243)

Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):

	Three Months Ended March 31,
	2008	2007

GAAP net income (loss)	$(21,148)	$20

Adjustments to reconcile to Non-GAAP net income:
Amortization of intangible assets	6,641	7,904
Stock-based compensation	2,145	3,552
Restructuring costs, net	1,063	258
Related tax adjustments	(434)	(1,115)
Non-GAAP net income (loss)	$(11,733)	$10,619

Weighted-average common shares outstanding – diluted	39,362	41,763

Non-GAAP net income (loss) per common share – diluted	$(0.30)	$0.25

Stock-based compensation is composed of the following:

Stock-based compensation included in:	Three Months Ended March 31,
	2008	2007
Cost of products revenues	$132	$141
Cost of services revenues	98	197
Research and development expenses	363	1,043
Marketing and selling expenses	529	935
General and administrative expenses	1,023	1,236
	$2,145	$3,552

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited - in thousands)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$150,422	$224,460
Accounts receivable, net of allowances of $20,606 and $20,784
at March 31, 2008 and December 31, 2007, respectively	119,844	138,692
Inventories	123,204	117,324
Prepaid and other current assets	36,064	36,788
Total current assets	429,534	517,264

Property and equipment, net	45,168	46,160
Intangible assets, net	64,786	71,427
Goodwill	360,486	360,584
Other assets	10,697	10,518
Total assets	$910,671	$1,005,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,761	$34,992
Accrued expenses and other current liabilities	90,365	93,912
Deferred revenues	91,092	79,771
Total current liabilities	223,218	208,675

Long-term liabilities	17,235	17,495
Total liabilities	240,453	226,170

Stockholders’ equity:
Common stock	423	423
Additional paid-in capital	968,996	968,339
Accumulated deficit	(184,833)	(155,722)
Treasury stock at cost, net of reissuances	(130,117)	(45,823)
Accumulated other comprehensive income	15,749	12,566
Total stockholders’ equity	670,218	779,783
Total liabilities and stockholders’ equity	$910,671	$1,005,953